CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 18, 1998, on the financial statements of The Avatar Equity Allocation Fund, a series of Advisors Series Trust, referred to therein, in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A, File No. 333-17391 as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "General Information."





                                                    McGladrey & Pullen, LLP



New York, New York
April 29, 1998